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                                                                    EXHIBIT 99.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


                  RACING CHAMPIONS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended by deleting the current text of ARTICLE FOUR thereof and substituting in lieu thereof the following:

                                  ARTICLE FOUR

                  The total number of shares of stock which the Corporation has authority to issue is 28,000,000 shares of Common Stock, par value $.01 per share.

                  SECOND: That in accordance with section 222 of the General Corporation Law of the State of Delaware, at a meeting of the stockholders of the Corporation duly held on June 11, 1998, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation voted in favor of such amendment.

                  THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate to be signed by Robert E. Dods, its President, and attested by Curtis W. Stoelting, its Secretary, on this 11th day of June, 1998.

                                            RACING CHAMPIONS CORPORATION

                                            BY    /s/ Robert E. Dods
                                                  ------------------------------
                                                  Robert E. Dods, President

                                               Attest:

                                                  /s/ Curtis W. Stoelting
                                                  ------------------------------
                                                  Curtis W. Stoelting, Secretary